Exhibit 21.1

                     SUBSIDIARIES OF SYNOVUS FINANCIAL CORP.
                                                                        2/4/2004

Name                                                        Ownership Percentage
----                                                        --------------------
Georgia Corporations
--------------------

Columbus Bank and Trust Company<f1>                                      100%

Commercial Bank                                                          100%

Commercial Bank & Trust Company of Troup County                          100%

Security Bank and Trust Company of Albany                                100%

Sumter Bank and Trust Company                                            100%

The Coastal Bank of Georgia                                              100%

First State Bank and Trust Company of Valdosta                           100%

The Cohutta Banking Company                                              100%

Bank of Coweta                                                           100%

Citizens Bank and Trust of West Georgia<f2>                              100%

First Community Bank of Tifton                                           100%

CB&T Bank of Middle Georgia                                              100%

Sea Island Bank                                                          100%

Citizens First Bank                                                      100%

The Citizens Bank                                                        100%









Athens First Bank & Trust Company<f3>                                    100%

Citizens & Merchants State Bank                                          100%

Bank of North Georgia                                                    100%

Georgia Bank & Trust                                                     100%

Charter Bank & Trust Co.                                                 100%

Total Technology Ventures, LLC                                            60%

Creative Financial Group, LTD                                            100%

Synovus Securities, Inc.                                                 100%

GLOBALT, Inc.                                                            100%

Synovus Investment Advisors, Inc.                                        100%

Alabama Corporations
--------------------

Synovus Financial Corp. of Alabama                                       100%

Community Bank & Trust of Southeast Alabama                              100%

First Commercial Bank of Huntsville                                      100%

The Bank of Tuscaloosa                                                   100%

Sterling Bank                                                            100%

First Commercial Bank <f4>                                               100%

CB&T Bank of Russell County                                              100%






Florida Corporations
--------------------

Quincy State Bank                                                        100%

The Tallahassee State Bank <f5>                                          100%

Bank of Pensacola                                                        100%

Vanguard Bank & Trust Company                                            100%

First Coast Community Bank                                               100%

United Bank and Trust Company <f6>                                       100%

United Bank of the Gulf Coast                                            100%

Peoples Bank                                                             100%


National Banking Associations
-----------------------------

The National Bank of Walton County (GA)                                  100%

Peachtree National Bank (GA)                                             100%

The First National Bank of Jasper (AL) <f7>                              100%

The National Bank of South Carolina (SC) <f8>                            100%

Mountain National Bank (GA) <f9>                                         100%

pointpathbank, N.A. (GA)                                                 100%

Tennessee Corporations
----------------------

The Bank of Nashville <f10>                                              100%

lists\subsid2.doc


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<f1>     Columbus Bank and Trust Company has one majority owned subsidiary,
         Total System Services, Inc., a Georgia corporation, and two wholly owned subsidiaries, Synovus Trust Company, N.A., a nationally chartered trust company, and Synovus Insurance Services of Georgia, Inc., a
         Georgia corporation. Total System Services, Inc. has eight wholly owned subsidiaries, Columbus Depot Equipment Company, TSYS Canada, Inc., TSYS
         Total Debt Management, Inc., Columbus Productions, Inc., Enhancement
         Services Corporation, TSYS Japan Co., Ltd., TSYS Technology Center,
         Inc. and ProCard, Inc., all of which are Georgia corporations but
         ProCard, Inc., TSYS Japan Co., Ltd. and TSYS Technology Center, Inc.
         ProCard, Inc. is a Delaware corporation, TSYS Japan Co., Ltd. is a
         Japanese corporation and TSYS Technology Center, Inc. is an Idaho corporation. TSYS also holds a 50% interest in Vital Processing
         Services, LLC, a Delaware company, a 51.46% interest in GP Network
         Corporation, a Japanese corporation, and a 49% interest in Total System
         Services de Mexico and TSYS Servicios Corporativos, both of which are
         Mexican corporations.

<f2>     Citizens Bank and Trust of West Georgia has one wholly owned subsidiary, Synovus Insurance Services of West Georgia, Inc., a Georgia corporation.

<f3>     Athens First Bank & Trust Company has one wholly owned subsidiary,
         Athena Service Corporation, a Georgia corporation.

<f4>     First Commercial Bank of Birmingham has four wholly owned subsidiaries,
         First Commercial Mortgage Corporation, First Commercial Credit
         Corporation, Synovus Mortgage Corp. and First Holdings, Inc., all of which are Alabama corporations. First Holdings, Inc. has two direct and indirect wholly owned subsidiaries, FCBDE Holdings, Inc., a Delaware corporation, and FCBIM Corp., a Georgia corporation.

<f5>     Tallahassee State Bank has one wholly owned subsidiary, Synovus
         Insurance Services of Florida, Inc., a Florida corporation.

<f6>     United Bank and Trust Company has two wholly owned subsidiaries, Giants
         Property, Inc. and Imaginative Investments, Inc., both of which are Florida corporations.

<f7>     First National Bank of Jasper has two wholly owned subsidiaries,
         Synovus Insurance Services of Alabama, Inc. and FNBJ Holdings, Inc., both of which are Alabama corporations. FNBJ Holdings, Inc. has two direct and indirect wholly owned subsidiaries, FNBJDE Holdings, Inc., a Delaware corporation, and FNBJIM Corp., a Georgia corporation.

<f8>     National Bank of South Carolina has two wholly owned subsidiaries,
         Synovus Insurance Services of South Carolina, Inc., a South Carolina corporation, and NBSC Holdings, Inc., a Delaware Corporation. NBSC
         Holdings, Inc. has one wholly owned subsidiary, NBSCIM Corp., a Georgia corporation.

<f9>     Mountain National Bank has one wholly owned subsidiary, Merit Leasing
         Corporation, a Georgia corporation.

<f10>    The Bank of Nashville has two wholly owned subsidiaries, Machinery
         Leasing Company of North America, Inc., a Tennessee corporation, and
         TBON Nevada Corporation, a Nevada corporation. TBON Nevada Corporation has one wholly owned subsidiary, Western Securities Management, Inc., a Nevada Corporation.